CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Gulf States Utilities Company on Form S-8 (File No. 2-98011) of our report dated June 16, 1995, on our audits of the financial statements of Gulf States Utilities Company Employee Stock Ownership Plan as of December 31, 1994 and 1993 and for the two years ended December 31, 1994 and 1993 which report is included in this Annual Report on Form 11-K.


                                   /s/ Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.


New Orleans, Louisiana
June 22, 1995